                                                                     EXHIBIT 4.2
                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


                            SUPERIOR GALLERIES, INC.

                             STOCK OPTION AGREEMENT

                          (NONQUALIFIED STOCK OPTIONS)


I.       NOTICE OF STOCK OPTION GRANT

(Participant's Name and Address)





         The undersigned Participant has been granted an Option to purchase Common Stock of the Superior Galleries, Inc., a Delaware Corporation (the "Company"), subject to the terms and conditions of this Option Agreement, as follows:

Grant Number
                                                     ---------------------------

Date of Grant
                                                     ---------------------------

Vesting Commencement Date
                                                     ---------------------------

Exercise Price Per Share
                                                     ---------------------------

Total Number of Shares of
      Common Stock covered
      by this Option
                                                     ---------------------------

Total Exercise Price
                                                     ---------------------------

Term/Expiration Date (which shall not
    exceed 10 years from the date of grant.):
                                                     ---------------------------

         VESTING SCHEDULE: This Option shall be exercisable, in whole or in part, according to the following vesting schedule: [INDICATE VESTING SCHEDULE:
AT LEAST 20% PER YEAR FOR EMPLOYEES]

         STOCK OPTION PLAN: This Option is granted pursuant to the Omnibus Stock Option Plan of Superior Galleries, Inc. adopted by the Company's corporate predecessor by shareholder vote on June 30, 2003, and assumed by this Company on the same date (the "PLAN"). All of the terms and conditions of the Plan are hereby incorporated herein by this reference. If there is a conflict between the terms of the Plan and the terms of this Option, the terms of the Plan shall supercede any such conflicting terms in this Option.

II.      AGREEMENT

         1. GRANT OF OPTION. The Company hereby grants to the Participant (the "PARTICIPANT") named in the Notice of Stock Option Grant (the "NOTICE OF GRANT") an option (the "OPTION") to purchase the number of shares of Common Stock of the Company set forth in the Notice of Grant (the "SHARES"), at the exercise price per Share set forth in the Notice of Grant (the "EXERCISE PRICE"), and subject to the terms and conditions of this Agreement.

         This Option is not an "INCENTIVE STOCK OPTION" as defined in Section 422 of the Internal Revenue Code (the "CODE"). Accordingly, this Option is granted pursuant to "Plan B" as set forth in the Plan.

         The Participant acknowledges that the grant and exercise of this Option have substantial tax effects on him or her, and the Participant agrees to obtain his or her own tax and accounting advice concerning the grant and exercise of this Option, and concerning his or her sale of the shares issuable upon exercise of this Option.

         2. EXERCISE OF OPTION.

                  (a) RIGHT TO EXERCISE. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of this Option Agreement.

                  (b) METHOD OF EXERCISE. This Option shall be exercisable by delivery of an exercise notice in the form attached as EXHIBIT A (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "EXERCISED SHARES"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price. As a condition to the exercise of the Option, in whole or in part, the Company may, in its sole discretion, require the Participant to pay, in addition to the purchase price for the Shares being exercised, an amount equal to any federal, state or local taxes that the Company has determined are required to be paid in connection with the exercise of the Option.

                  (c) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this SECTION 2, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, eligible to receive a grant of an option under Plan B, as set forth in Section 3.2 of the Plan (an "ELIGIBLE PARTICIPANT").

                  (d) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason other than his or her death or disability or termination of his or her relationship with the Company for cause, then the right to exercise this option shall terminate thirty (30) days after such cessation (but in no event after the Expiration Date as set forth in the Notice of Grant (the "EXPIRATION DATE")), PROVIDED THAT this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.

                  (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant or the administrator of his or her estate, PROVIDED THAT this Option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.

                  (f) EXERCISE FOLLOWING TERMINATION FOR CAUSE. If an Eligible Participant's employment, directorship, or other relationship with the Company that was the basis for the grant of this Option is terminated for Cause, as defined herein, then this Option shall immediately expire on the date of such termination. As used in this Section, "CAUSE" shall mean: (i) a failure by the Eligible Participant to comply with any material obligation imposed under any applicable contract of employment or employment manual; (ii) willful malfeasance by the Eligible Participant in connection with the performance of his employment or other duties to the Company; (iii) the Eligible Participant's conviction of, or pleading guilty or nolo contendere to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude; (iv) the illegal use by the Eligible Participant of drugs or alcohol; (v) fraud or embezzlement against the Company; (vi) the failure of the Eligible Participant to obey any proper written direction of the Board that is not inconsistent with this Agreement; or
         (x) the violation by the Eligible Participant of the non-competition and confidentiality provisions of any other agreement with the Company.

         No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

         3. PARTICIPANT'S REPRESENTATIONS. Participant represents and warrants to the Company that Participant is acquiring the Option for his own account, and not with a view to or for sale in connection with any distribution thereof. If the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at the time this Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT B.

         4. LOCKUP PERIOD. The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "MARKET STANDOFF PERIOD") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         5. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Participant:

                  (a) cash or check, payable to the order of the Company;

                  (b) by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                  (c) when the Common Stock is registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("FAIR MARKET VALUE"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

                  (d) to the extent permitted by the Board, in its sole discretion at the time of exercise by payment of such other lawful consideration as the Board may determine;

                  (e) by presentation and surrender of this Option to the Company at its principal executive offices with a "Cashless Exercise Form" annexed hereto duly executed (such exercise being referred to herein as a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, the Participant shall exchange its Option for such number of Shares determined by multiplying the number of Shares covered by this Option by a fraction, the numerator of which shall be the difference between the current market price per share of Common Stock and the Exercise Price, and the denominator of which shall be the then-current market price per share of Common Stock.;

                  (f) by any combination of the above permitted forms of payment.

         6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the underlying Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable law.

         7. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS.

                  (a) CHANGES IN CAPITALIZATION. The provisions of this SECTION 7(A) and SECTION 7(B) below are intended to implement Section 25 of the Plan. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities and exercise price per share subject to each outstanding Option, and (ii) the exercise price of this Option shall be proportionally adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

                  (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will, to the extent permissible under the rules of the California Department of Corporations (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

                  (c)      REORGANIZATION EVENTS

                           (a) DEFINITION. A "Reorganization Event" shall mean:
                  (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

                           (b) CONSEQUENCES OF A REORGANIZATION EVENT ON
                  OPTIONS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

                           Notwithstanding the foregoing, if the acquiring or
                  succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that if permitted under the rules of the California Department of Corporations all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

         8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs and successors of the Participant.

         9. WITHHOLDING. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

         10. ENTIRE AGREEMENT; GOVERNING LAW. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

         11. NO GUARANTEE OF CONTINUED SERVICE. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE PARTICIPANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE PARTICIPANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS AN ELIGIBLE PARTICIPANT AT ANY TIME, WITH OR WITHOUT CAUSE.

         The Participant has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:                               SUPERIOR GALLERIES, INC.


                                           By:
----------------------------------            ----------------------------------
Signature



----------------------------------         -------------------------------------
Print Name                                 Title


----------------------------------

----------------------------------
Residence Address

                                    EXHIBIT A

                                 EXERCISE NOTICE


Superior Galleries, Inc.
9478 West Olympic Boulevard
Beverly Hills, CA  90212
Attention:  President

         1. EXERCISE OF OPTION. Effective as of today, _____________, _____, the undersigned ("PARTICIPANT") hereby elects to exercise Participant's option ("OPTION") to purchase __________ shares of the Common Stock (the "SHARES") of SUPERIOR GALLERIES, INC., (the "COMPANY") under and pursuant to the Stock Option Agreement dated ___________, ____ (the "OPTION AGREEMENT").

         2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

         The payment method shall be:

         A.       Cash or Check:  Amount Provided:   _________________

         B.       Shares of Common Stock Held : Number of: _________ Value:
                  ________

         C.       Other Method Permitted by the Option Agreement (specify):
                  ___________________________________________________________.

         3. REPRESENTATIONS OF PARTICIPANT. Participant acknowledges that Participant has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to this Option, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

         5. TAX CONSULTATION. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

         6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS. Participant understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         7. REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

         9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Board of Directors which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board of Directors shall be final and binding on all parties.

         10. GOVERNING LAW: SEVERABILITY. This Agreement is governed by the internal substantive laws but not the choice of law rules, of the State of California.

         11. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.


Submitted by:                                  Accepted by:

PARTICIPANT:                                   SUPERIOR GALLERIES, INC.


                                               By:
--------------------------------------            ------------------------------

Print Name:                                          Its:
           ---------------------------                   -----------------------

Address:
              ------------------------

              ------------------------

              ------------------------

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


PARTICIPANT:

COMPANY:          SUPERIOR GALLERIES, INC.

SECURITY:         COMMON STOCK

AMOUNT:

DATE:

         In connection with the purchase of the above-referenced securities (the "SECURITIES"), the undersigned Participant makes the following representations to the Company:

         (a) Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring the Securities for investment for Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         (b) Participant acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant's investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

         (c) Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which require the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a nonaffiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in SECTIONS (1), (2), (3) AND (4) of the paragraph immediately above.

         (d) Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Submitted  by:
                                                 Accepted by:
PARTICIPANT
                                                 SUPERIOR GALLERIES, INC.


                                                 By:
-----------------------------------                 ----------------------------
Signature
                                                      Its:
                                                          ----------------------

                                                ADDRESS:
-----------------------------------             -------
Print Name                                      9478 West Olympic Boulevard
                                                Beverly Hills, CA  90212

ADDRESS:
-------

----------------------------------               -------------------------------
                                                 Date Received
----------------------------------